MERGER AGREEMENT


                  AGREEMENT dated as of October 1, 1996, by and among HEALTHCARE CAPITAL CORP., a corporation organized under the laws of the Province of Alberta, Canada ("HealthCare"), and HEARING CARE ASSOCIATES - GLENDALE, INC., a California corporation ("Glendale"), HEARING CARE ASSOCIATES - GLENDORA, INC., a California corporation ("Glendora"), and HEARING CARE ASSOCIATES - NORTHRIDGE, INC., a California corporation ("Northridge"); Glendale, Glendora, and Northridge are hereinafter referred to from time to time as the "HCA Corporations" and GREGORY J. FRAZER, CARISSA BENNETT, and JAMI TANIHANA (the "Shareholders").

                                                     RECITALS

                  A. The Shareholders own all the issued and outstanding capital stock of the HCA Corporations.

                  B. The HCA Corporations operate audiology and hearing aid clinics in the greater Los Angeles, California, metropolitan area which perform testing and evaluation of patients' hearing, prescribe and fit hearing aids, and provide related services and products.

                  C. HealthCare and the HCA Corporations and the Shareholders desire that HealthCare acquire the HCA Corporations through a merger of the HCA Corporations into HealthCare Hearing Clinics, Inc., a Washington corporation ("Newco"), which is a wholly owned subsidiary of HealthCare. The parties intend such merger to qualify as a tax-free reorganization within the meaning of
Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended (the "Code").
                                                       TERMS

                  In consideration of the premises and the covenants of the parties set forth herein and subject to all the terms and conditions set forth herein, the parties agree as follows:

1.       MERGER

         1.1 AGREEMENT AND PLAN OF MERGER. The parties agree that the HCA Corporations shall be merged into Newco pursuant to an Agreement and Plan of Merger prepared in accordance with Section 1101 of the California General Corporation Law and Section 23B.11.010 of the Washington Business Corporation Act which shall be in the form of SCHEDULE 1.1 attached hereto (the "Agreement and Plan of Merger"). The merger of the HCA Corporations into Newco (the "Merger") shall be on the terms set forth in the Agreement and Plan of Merger and in this Agreement.




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         1.2      MANNER OF MERGER.  Upon the consummation of the Merger:

                  (a) Newco shall be the surviving  corporation  (the "Surviving
         Corporation")   and  shall  continue  its  existence  as  a  Washington
         corporation under the name "HealthCare Hearing Clinics, Inc.";

                  (b) The separate corporate existences of the HCA Corporations shall terminate;

                  (c) The presently issued and outstanding shares of the stock of the HCA Corporations shall be converted into shares of the common stock of HealthCare as provided in Section 1.4(a),(b), and (c) hereof; and

                  (d) The presently issued and outstanding stock of Newco shall be converted into shares of the stock of Newco as provided in Section 1.4(d) hereof.

         1.3 CONSUMMATION. The consummation of the Merger shall take place on the Closing Date (as defined in Section 2.1 hereof). The Merger shall be consummated by filing

                  (a) A copy of the California Merger Agreement accompanied by an appropriate officer's certificate with the Secretary of State of the state of California; and

                  (b) Articles of Merger with the Secretary of State of the state of Washington.

The term "Effective Time" shall mean the time when the second of the two filings is completed and the Merger becomes effective.

         1.4 CONVERSION OF SHARES. The basis for converting and exchanging the issued and outstanding shares of the HCA Corporations and Newco upon the consummation of the Merger will be as follows:

                  (a) The 400 issued and outstanding shares of Glendale which are owned as follows:

                  SHAREHOLDER                        NUMBER OF GLENDALE SHARES

                  Gregory J. Frazer                           200
                  Carissa Bennett                             200
                                    Total                     400

         shall, as of the Effective Time by virtue of the Merger and without any action on the part of the holders thereof, be converted into and exchanged for 506,181 shares of the common stock of HealthCare and cash in the total amount of $68,364 so that immediately



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



         following Effective Time the Shareholders named below shall become holders of HealthCare common stock ("HealthCare Shares") and cash as follows:

                  SHAREHOLDER                        HEALTHCARE SHARES                  CASH

                  Gregory J. Frazer                           253,091                      $34,182
                  Carissa Bennett                             253,091                       34,182
                                                              -------                      -------
                                    Total                     506,182                      $68,364

                  (b) The 2,000 issued and outstanding shares of Glendora which are owned as follows:

                  SHAREHOLDER                        NUMBER OF GLENDORA SHARES

                  Gregory J. Frazer                           2,000

         shall, as of the Effective Time by virtue of the Merger and without any action on the part of the holders thereof, be converted into and exchanged for 45,000 shares of the common stock of HealthCare and cash in the amount of $9,500 so that immediately following Effective Time the Shareholders named below shall become holders of HealthCare Shares and cash as follows:

                  SHAREHOLDER                        HEALTHCARE SHARES                  CASH

                  Gregory J. Frazer                           45,000                $9,500

                  (c)   The  200   issued   and   outstanding   shares   of   Northridge   which   are   owned   as
         follows:

                  SHAREHOLDER                        NUMBER OF NORTHRIDGE SHARES

                  Gregory J. Frazer                           100
                  Jami Tanihana                               100
                                    Total                     200


         shall, as of the Effective Time by virtue of the Merger and without any action on the part of the holders thereof, be converted into and exchanged for 1,838,354 shares of the common stock of HealthCare and cash in the total amount of $236,859 so that



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



         immediately following Effective Time the Shareholders shall become holders of HealthCare Shares and cash as follows:

                  SHAREHOLDER                         HEALTHCARE SHARES          CASH

                  Gregory J. Frazer                    919,177                   $118,430
                  Jami Tanihana                        919,177                    118,430
                                                       -------                    --------
                                    Total              1,838,354                 $236,860


                  (d) Each share of Newco stock issued and outstanding at the Effective Time shall, as of the Effective Time by virtue of the Merger and without any action on the part of the holder thereof, be converted into and exchanged for one share of the stock of the Surviving Corporation.

                  1.5 ISSUANCE OF HEALTHCARE SHARE CERTIFICATES. At the Closing each holder of a certificate or certificates representing shares of stock of the HCA Corporations issued and outstanding at the Effective Time (other than treasury shares) shall surrender such certificate or certificates duly endorsed as HealthCare may require and shall receive in exchange therefore a certificate or certificates representing 75 percent of the number of HealthCare Shares into which the stock of the HCA Corporations theretofore represented by the certificate or certificates so surrendered shall have been converted and exchanged as provided in Section 1.4 hereof. Certificates for the remaining 25 percent balance of such HealthCare Shares (the "Retained Shares") shall be held and canceled or delivered as set forth in subsections 1.6(c), (d) or (e) below.

                  1.6      CLOSING BALANCE SHEET ADJUSTMENTS.

                  (a) Promptly after the Closing Date, the HCA Corporations will prepare balance sheets (the "Closing Balance Sheets") as of the close of business on the Closing Date. The Closing Balance Sheets will be prepared on an accrual basis in accordance with generally accepted accounting principals except to the extent set forth in this Subsection 1.6(a) and shall be audited by a certified public accounting firm approved by HealthCare. The Closing Balance Sheets shall include accruals for liabilities as of the Closing Date, including but not limited to, all applicable taxes (including income taxes for the current period through Closing Date) and salaries, wages, and benefits (including any outstanding bonuses but excluding sick and vacation pay entitlements as set forth on SCHEDULE 3.13 of the Disclosure Schedule as defined in Section 6.5 hereof). In preparing the Closing Balance Sheets, (i) all hearing aids ordered but not fitted to the patient as of the Closing Date will not be deemed sold and will not be included in sales or Closing Balance Sheet accounts receivable, and (ii) all payments made by the HCA Corporations with respect to such hearing aid orders shall be treated as prepaid items. The Closing Balance Sheets shall be subject to review and reasonable approval by HealthCare.

                  (b) When the Closing  Balance  Sheets have been  prepared  and
         approved  by  HealthCare,   the  "Net  Current   Assets"  of  each  HCA
         Corporation shall be determined.



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



         "Net Current Assets" shall equal (i) cash, money market accounts, accounts receivable (net of reasonable provisions for doubtful accounts), and prepaid expenses less (ii) all current liabilities (including but not limited to trade accounts payable, accrued expenses and supplier loans).

                  (c) The HCA Corporations shall have "Target Net Current Assets" as follows:

                           (i) Glendale - $95,000; (ii) Glendora -($11,000); and

                           (iii) Northridge - $417,200.

         To the extent that the Net Current Assets of an HCA Corporation as shown on its Closing Balance Sheet exceed such HCA Corporation's Target Net Current Assets, HealthCare shall either (i) issue to the Shareholders in the aggregate one HealthCare Share for each dollar (all dollar references herein are to United States dollars) of such excess or (ii) pay to the shareholders one dollar for each dollar of such excess. Such HealthCare Shares or cash shall be apportioned among the Shareholders pro rata based upon their holdings of the shares of the applicable HCA Corporation. To the extent that an HCA Corporation's Closing Balance Sheet Net Current Assets are less than such corporation's Target Net Current Assets, the Shareholders shall elect either (i) to cancel Retained Shares in an aggregate amount equal to one share for each dollar of the shortfall or (ii) to pay to HealthCare one dollar for each dollar of shortfall. The Retained Shares canceled or the repayment shall be apportioned among the Shareholders pro rata based upon each Shareholder's holdings of the shares of the HCA
         Corporation with respect to which cancellation or repayment is required. Fractional HealthCare Shares resulting from any of the foregoing calculations shall be rounded up to the nearest whole share.

                  (d) At the Closing Date, the HCA Corporations shall have no long term debt (with the exception of a promissory note of Northridge in the aggregate principal amount of $56,898 payable to Starkey Labs) or any other forms of noncurrent liabilities. To the extent that the Closing Balance Sheets disclose any such long term debt or noncurrent liability other than such promissory note, Retained Shares shall be canceled in an aggregate amount equal to one share for each dollar of long term debt or noncurrent liability or, alternatively, the Shareholders shall pay HealthCare one dollar for each dollar of long-term debt or noncurrent liability. The Retained Shares canceled or amount repaid shall be proportioned among the Shareholders as set forth in Section (c) above.

                  (e) When the requirements of Subsections 1.3(c) and (d) have been implemented, an amount equal to 60 percent of the Retained Shares less any shares canceled pursuant to Subsections 1.6(c) and (d) shall be delivered to the Shareholders. On the 200th day following the Closing Date (with the exception of those accounts receivable listed on SCHEDULE 1.6(E) for which the applicable collection period shall be 365 days), one Retained Share shall be canceled for each dollar of the accounts receivable shown on the Closing Balance Sheet which remains uncollected in excess of the reserves for doubtful accounts set out on the Closing Balance Sheet and any remaining balance of the Retained



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



         Shares shall be delivered pro rata to the Shareholders, provided, however, that the Shareholders may elect to reimburse HealthCare one dollar for each dollar of uncollected accounts receivable shown on the Closing Balance Sheets in lieu of such cancellation. Shareholders shall promptly reimburse Healthcare one dollar for each dollar of accounts receivable listed on SCHEDULE 1.6(E) which remains uncollected in excess of the reserve for doubtful accounts as of the 365th day following the Closing Date.

2.       CLOSING


         2.1 CLOSING DATE. The closing of the transaction provided for herein (the "Closing") shall occur on October 1, 1996, or on such other date as the parties may mutually agree (the "Closing Date"). Notwithstanding the foregoing, HealthCare shall have the right to extend the Closing Date for up to 90 days if, in its judgment, it becomes necessary to do so as a result of requirements of the Province of Alberta, the Alberta Stock Exchange, United States or California securities laws, regulations or rules. The Closing shall take place at the offices of HealthCare at 111 S.W. Fifth Avenue, Suite 2390, Portland, Oregon 97204, at such time as the parties shall mutually agree.

         2.2      CLOSING TRANSACTIONS.  At the Closing:

                  (a) HealthCare will deliver to the Shareholders:

                           (i) Certificates  for HealthCare  Shares as specified
                   in Section 1.5 hereof; and

                           (ii) The  opinion of counsel  referred  to in Section
                   8.4;

                  (b) The Shareholders will deliver to HealthCare:

                           (i)   Certificates   for  the   shares   of  the  HCA
                   Corporations listed in Section 1.4 hereof; and

                           (ii)   Counterparts   of   the   Noncompetition   and
                   Confidentiality Agreements provided for in Section 5.1 hereof duly executed by the Shareholders; and

                  (c) The Shareholders and HealthCare will deliver to each other duly executed counterparts of the Employment Agreements provided for in
         Section 6.1 hereof.

3.       REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS

         Except to the extent otherwise expressly set forth in the Disclosure Schedule (as defined in Section 6.5 hereof), Gregory J. Frazer and Carissa Bennett jointly and severally represent and warrant to HealthCare with respect to Glendale and Glendora and the Shareholders jointly and



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



severally represent and warrant to HealthCare with respect to Northridge that as of the date hereof:

         3.1      CORPORATE.

                  3.1(a) ORGANIZATION. The HCA Corporations are corporations duly organized and existing under the laws of the state of California.

                  3.1(b) CAPITALIZATION. The authorized capital stock of each of the HCA Corporations consists of a single class of common stock. The number of authorized, issued, and outstanding shares of the HCA Corporations are as follows:

                  (i)  Glendale
                                    Authorized:  2,000 shares

                                    Issued and outstanding:  400 shares

                  (ii)  Glendora
                                    Authorized capital:  2,000 shares

                                    Issued and outstanding:  2,000 shares

                  (iii)  Northridge
                                    Authorized capital:  10,000 shares

                                    Issued and outstanding:  200 shares

         All issued and outstanding shares of the HCA Corporations have been validly issued and are fully paid and nonassessable. Each Shareholder is the owner (beneficially and of record) of the number of shares of the common stock of the HCA Corporations as set forth in section 1.4 hereof free and clear of all liens, claims, and encumbrances whatsoever and such shares constitute all the outstanding shares of capital stock of the HCA Corporations. Except for Buy-Out Agreements to which the Shareholders are parties, no person has any agreement, option or other right, present or future, to purchase or otherwise acquire any of the shares of the HCA Corporations. Such Buy-Out Agreements will be terminated effective as of the Closing Date.

                  3.1(c) CORPORATE POWER. The HCA Corporations have all requisite corporate power and authority to own, operate and lease their properties and to carry on their business as and where such is now being conducted.

                  3.1(d) NO SUBSIDIARIES. The HCA Corporations do not own an interest in any corporation, partnership or other entity.




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                  3.1(e) ARTICLES OF  INCORPORATION;  BYLAWS.  The copies of the
         HCA Corporations' articles of incorporation (certified by the Secretary of State of California) and bylaws (certified by the HCA Corporations' secretaries) which have heretofore been delivered to HealthCare are complete and correct as amended or restated to the date hereof.

         3.2 NO VIOLATION. Neither the execution and delivery of this Agreement or the other documents and instruments to be executed and delivered by the HCA Corporations or the Shareholders pursuant hereto, nor the consummation by the Shareholders of the transactions contemplated hereby and thereby (a) will violate any statute or law or any rule, regulation, order, writ, injunction or decree of any court or governmental authority, (b) will require any authorization, consent, approval, exemption or other action by or notice to any court, administrative or governmental agency, instrumentality, commission, authority, board or body or (c) will violate or conflict with, or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or will result in the termination of, or accelerate the performance required by, or result in the creation of any material Lien (as defined in Section 3.9(b)) upon any of the assets of the HCA Corporations under, any term or provision of the articles of incorporation or bylaws of the HCA Corporations or of any material contract, commitment, understanding, arrangement, agreement or restriction of any kind or character to which any of the HCA Corporations is a party or by which any of the HCA Corporations or any of the HCA Corporations' assets or properties or the shares of the HCA Corporations may be bound or affected.

         3.3 FINANCIAL STATEMENTS. The Shareholders have heretofore delivered to HealthCare the following financial statements of the HCA Corporations including balance sheets and statements of income (the "Financial Statements"):

                  (a) Financial statements for the HCA Corporations' 1993, 1994, and 1995 fiscal years and where applicable the 1996 fiscal year; and

                  (b) Financial statements for the interim period ended August 31, 1996.

The Financial Statements are correct and complete in all material respects and fairly present the financial condition of the HCA Corporations at the dates indicated and results of their operations and changes in their financial position for the periods then ended.

         3.4 INVENTORY. The inventories of the HCA Corporations are of a quality and quantity usable and salable in the ordinary course of business, have a commercial value at least equal to the value shown on the HCA Corporations' books.

         3.5 ABSENCE OF CERTAIN CHANGES. Since the date of the most recent balance sheet included in the Financial Statements, there has not been:

                  3.5(a)  ADVERSE  CHANGE.  Any material  adverse  change in the
         financial  condition,  assets,  liabilities,   business,  prospects  or
         operations of the HCA Corporations;




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



                  3.5(b) DAMAGE. Any material loss, damage or destruction, whether covered by insurance or not, affecting the HCA Corporations' businesses or assets;

                  3.5(c) INCREASE IN COMPENSATION. Any increase in the compensation, salaries or wages payable or to become payable to any employee or agent of the HCA Corporations (including, without limitation, any increase or change pursuant to any bonus, pension, profit sharing, retirement or other plan or commitment), or any bonus or other employee benefit granted, made or accrued;

                  3.5(d) LABOR DISPUTES. Any labor dispute or disturbance, other than routine individual grievances which are not material to the business, financial condition or results of operations of the HCA Corporations;

                  3.5(e) COMMITMENTS. Any commitment or transaction by the HCA Corporations (including, without limitation, any capital expenditure) other than in the ordinary course of business consistent with past practice;

                  3.5(f) DIVIDENDS. Any declaration, setting aside, or payment of any dividend or any other distribution in respect of the HCA Corporations' capital stock; any redemption, purchase or other acquisition by the HCA Corporations of any capital stock of the HCA Corporations, or any security relating thereto; or any other payment to any Shareholder as a shareholder;

                  3.5(g) DISPOSITION OF PROPERTY. Any sale, lease or other transfer or disposition of any properties or assets of the HCA
         Corporations except for sales of inventory, consumption of supplies, and nonmaterial dispositions of worn or broken parts and equipment in the ordinary course of business;

                  3.5(h) INDEBTEDNESS. Any indebtedness for borrowed money incurred, assumed or guaranteed by the HCA Corporations other than changes in the HCA Corporations' lines of credit in the ordinary course of business, except for loans to the HCA Corporations by the Shareholders which loans shall be treated as provided in Section 6.7 hereof;

                  3.5(i) AMENDMENT OF CONTRACTS. Any entering into, amendment or termination by the HCA Corporations of any contract, or any waiver of material rights thereunder, other than in the ordinary course of business;

                  3.5(j) LOANS, ADVANCES, OR CREDIT. Any loan or advance or any grant of credit by the HCA Corporations; or

                  3.5(k) UNUSUAL EVENTS. Any other event or condition specifically related to the HCA Corporations not in the ordinary course of business which would have a material adverse effect on the assets or the business of the HCA Corporations.




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



         3.6 ABSENCE OF UNDISCLOSED LIABILITIES. Except as and to the extent specifically disclosed in the most recent balance sheets included in the Financial Statements or this Agreement, the HCA Corporations do not have any liabilities other than commercial liabilities and obligations incurred since the date of such balance sheet in the ordinary course of business consistent with past practices none of which has or will have a material adverse effect on the business, financial condition or results of operations of the HCA Corporations.

         3.7 NO LITIGATION. There is no action, suit, arbitration, proceeding, investigation or inquiry pending or to the knowledge of the Shareholders threatened against the HCA Corporations, their directors (in such capacity), their businesses or any of their assets, nor do the Shareholders know of any such proceeding, investigation or inquiry threatened against the HCA
Corporations. The Disclosure Schedule identifies all actions, suits, proceedings, investigations and inquiries to which the HCA Corporations have been a party since January 1, 1993. Neither the HCA Corporations nor their businesses or assets are subject to any judgment, order, writ or injunction of any court, arbitrator or federal, state, foreign, municipal or other governmental department, commission, board, bureau, agency or instrumentality.

         3.8      COMPLIANCE WITH LAWS.

                  3.8(a) COMPLIANCE. The HCA Corporations (including each and all of their operations, practices, properties and assets) are in material compliance with all applicable federal, state, local and foreign laws, ordinances, orders, rules and regulations (collectively, "Laws"), including, without limitation, those applicable to discrimination in employment, occupational safety and health, trade practices, environmental protection, competition and pricing, product warranties, zoning, building and sanitation, employment, retirement and labor relations, and product advertising except to the extent any noncompliance would not have a material adverse effect upon the assets or the businesses of the HCA Corporations taken as a whole. The HCA Corporations have not received notice of any violation or alleged violation of, and are not subject to liability for past or continuing violation of, any Laws. All reports and returns required to be filed by the HCA Corporations with any governmental authority have been filed, and were accurate and complete when filed except to the extent any deficiency would not have a material adverse effect upon the assets or the business of the HCA Corporations taken as whole.

                  3.8(b) LICENSES AND PERMITS. The HCA Corporations have obtained all licenses, permits, approvals, authorizations and consents of all governmental and regulatory authorities and all certification organizations required for the conduct of their businesses (as presently conducted) except to the extent failure to do so would not have a material adverse effect upon the assets or the businesses of the HCA Corporations taken as a whole. All such licenses, permits, approvals, authorizations and consents are described in the Disclosure Schedule and are in full force and effect. The HCA Corporations (including their operations, properties and assets) are and have been in compliance with all such permits and licenses, approvals, authorizations and consents, except to the extent any noncompliance would not have a material adverse effect upon the assets or the businesses of the HCA Corporations taken as a whole.

         3.9      TITLE TO AND CONDITION OF PROPERTIES.

                  3.9(a) REAL PROPERTY. Except as set forth on the Disclosure Schedule, the HCA Corporations do not own any interest in any real property other than the leases referred to in Section 3.11(a) hereof.

                  3.9(b) PERSONAL PROPERTY. The HCA Corporations have good and marketable title to all their assets, free and clear of all mortgages, liens (statutory or otherwise), security interests, claims, pledges, equities, options, conditional sales contracts, assessments, levies, easements, covenants, reservations, restrictions, exceptions, limitations, charges or encumbrances of any nature whatsoever (collectively, "Liens"). All the HCA Corporations' tangible assets are located at the business premises leased by the HCA Corporations and all tangible assets located at such premises are owned by the HCA Corporations.

                  3.9(c) CONDITION. All the HCA Corporations' tangible assets are, taken as a whole, in good operating condition and repair, normal wear and tear excepted.

                  3.9(d) LAND USE REGULATIONS. There are no condemnation, environmental, zoning, land use, or other regulatory proceedings, pending or, to the knowledge of the Shareholders, planned to be instituted, that could detrimentally affect the ownership, use, or occupancy of the real property presently occupied by the HCA Corporations or the continued operation of the HCA Corporations' business as they are presently being conducted.

         3.10 INSURANCE. The HCA Corporations maintain policies of fire, liability, product liability, workers compensation, health and other forms of insurance with such coverage limits and deductible amounts as are reasonable and prudent in light of the nature of its assets and the risks of its business.

         3.11     CONTRACTS AND COMMITMENTS.

                  3.11(a) LEASES. Set forth in SCHEDULE 3.11(A) of the Disclosure Schedule is a list of all real and personal property leases to which the HCA Corporations are parties. Complete and correct copies of each lease listed on the schedule, and all amendments thereto, have heretofore been made available to HealthCare.

                  3.11(b) PURCHASE COMMITMENTS. Set forth in SCHEDULE 3.11(B) of the Disclosure Schedule is a list of all agreements (written or oral) between the HCA Corporations and third parties for the purchase of goods and supplies by the HCA Corporations which individually call for the payment by the HCA Corporations after the date hereof of more than $1,000 or which obligate the HCA Corporations for a period extending beyond

         December 31, 1996. Complete and correct copies of all such written agreements have heretofore been made available to HealthCare.

                  3.11(c) SALES COMMITMENTS. Set forth in SCHEDULE 3.11(C) of the Disclosure Schedule is a list and description of all presently effective agreements (written or oral) between the HCA Corporations and third parties for the distribution and sale of their products. Complete and correct copies of all such written contracts have heretofore been made available to HealthCare.

                  3.11(d) CONTRACTS WITH SHAREHOLDERS AND CERTAIN OTHERS. Except for the employment relationships which exist between the Shareholders and the HCA Corporations, the HCA Corporations have no agreement, understanding, contract or commitment (written or oral) with any Shareholder, or any relative of a Shareholder.

                  3.11(e) COLLECTIVE BARGAINING AGREEMENTS. The HCA Corporations are not parties to any collective bargaining agreements with any union.

                  3.11(f) LOAN AGREEMENTS. Except as set forth on the Disclosure Schedule, the HCA Corporations are not obligated under any loan agreement, promissory note, letter of credit, or other evidence of indebtedness as signatories, guarantors or otherwise.

                  3.11(g) GUARANTEES. The HCA Corporations have not under any instrument which is presently effective guaranteed the payment or performance of any person, firm or corporation, agreed to indemnify any person or act as a surety, or otherwise agreed to be contingently or secondarily liable for the obligations of any person.

                  3.11(h) RESTRICTIVE AGREEMENTS. The HCA Corporations are not parties to nor are they bound by any agreement requiring them to assign any interest in any trade secret or proprietary information, or prohibiting or restricting them from competing in any business or geographical area or soliciting customers or otherwise restricting them from carrying on its business anywhere in the world.

                  3.11(i) OTHER MATERIAL CONTRACTS. The HCA Corporations are not parties to any lease, license, contract (including without limitation contracts with health maintenance organizations) or commitment of any nature involving consideration or other expenditure in excess of $1,000, or involving performance over a period of more than 90 days, or which is otherwise individually material to the operations of the HCA Corporations, except as set forth in SCHEDULE 3.11(I) of the Disclosure Schedule.

                  3.11(j) NO DEFAULT. The HCA Corporations are not in default under any lease, agreement, contract or commitment, nor has any event or omission occurred which through the passage of time or the giving of notice, or both, would constitute a default thereunder or cause the acceleration of any of the HCA Corporations' obligations or result in the creation of any Lien on any of the assets owned, used or occupied by the HCA Corporations. To the knowledge of the Shareholders, no third party is in default under any lease, agreement, contract or commitment to which any of the HCA Corporations is a party, nor has any event or omission occurred which, through the passage of time or the giving of notice, or both, would constitute a default thereunder or give rise to an automatic termination, or the right of discretionary termination thereof.

         3.12 EMPLOYEE BENEFIT PLANS. Set forth in SCHEDULE 3.12 of the Disclosure Schedule, is a description of all pension, profit sharing, retirement, bonus, executive or deferred compensation, hospitalization and other similar fringe or employee benefit plans, programs and arrangements, and any employment or consulting contracts, "golden parachutes," severance agreements or plans, vacation and sick leave plans including, without limitation, all "employee benefit plans" (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), all employee manuals, and all written or binding oral statements of policies, practices or understandings relating to employment, which are provided to, for the benefit of, or relate to, any persons employed by the HCA Corporations. The items described in the foregoing sentence are hereinafter sometimes referred to collectively as "Employee Plans/Agreements." True and correct copies of all written Employee Plans/Agreements, including all amendments thereto, have heretofore been provided to HealthCare. The HCA Corporations are in compliance with and have made all payments due under all Employee Plans/Agreements and with respect thereto the HCA Corporations are in compliance with all applicable federal and state laws and regulations. The HCA Corporations are not contributors to any multi-employer pension plan which has an unfunded liability with respect to benefits due its participants.

         3.13 EMPLOYMENT COMPENSATION. Set forth in SCHEDULE 3.13 of the Disclosure Schedule is a true and correct list of:

                  (a) All employees to whom the HCA Corporations are paying compensation; and in the case of salaried employees such list identifies the current annual rate of compensation for each employee and in the case of hourly or commission employees identifies certain reasonable ranges of rates and the number of employees falling within each such range;

                  (b) All amounts owed to employees of the HCA Corporations (including the Shareholders) for accrued sick pay, vacation pay, and bonus pay.

         3.14 PATENTS, TRADEMARKS, ETC. Set forth in SCHEDULE 3.14 of the Disclosure Schedule attached hereto is a list of all United States and foreign trademarks, service marks, trade names, brand names, copyrights, including registrations and applications, patent and patent applications, and employee covenants and agreements respecting intellectual property ("Trade Rights") in which the HCA Corporations now have any interest, specifying the basis on which such Trade Rights are owned, controlled, used or held (under license or otherwise) by the HCA Corporations, and also indicating which of such Trade Rights are registered. All Trade Rights shown as registered in SCHEDULE 3.14 of the Disclosure Schedule have been properly registered, all pending registrations and applications have been properly made and filed and all annuity, maintenance, renewal and other fees relating to registrations or applications are current. In order to conduct the business of the HCA Corporations, as such is currently being conducted, the HCA Corporations do not require any Trade Rights that they do not already have. The HCA Corporations are not infringing and have not infringed on any Trade Rights of another in the operation of the business of the HCA Corporations, nor to the knowledge of the Shareholders is any other person infringing on the Trade Rights of the HCA Corporations. The HCA Corporations have not granted any license or made any assignment of any Trade Right and no other person has any right to use any Trade Right owned or held by the HCA Corporations. The HCA Corporations do not pay any royalties or other consideration for the right to use any Trade Rights of others. Except as set forth in SCHEDULE 3.14 of the Disclosure Schedule, to the knowledge of Shareholders, there are no inquiries, investigations or claims or litigation challenging or threatening to challenge the HCA Corporations' right, title and interest with respect to their continued use and right to preclude others from using any Trade Rights of the HCA Corporations. To the knowledge of Shareholders, all Trade Rights of the HCA Corporations are valid, enforceable and in good standing, and there are no equitable defenses to enforcement based on any act or omission of the HCA Corporations.

         3.15 PRODUCT WARRANTY AND PRODUCT LIABILITY. Set forth in SCHEDULE 3.15 of the Disclosure Schedule is a true, correct and complete copy of the HCA Corporations' standard warranty or warranties for sales of its products.

         3.16 TAX MATTERS. The HCA Corporations have properly completed and filed in correct form all federal, state, and other tax returns (including Forms 1099 and other informational returns) of every nature required to be filed by them and have paid all taxes (whether or not requiring the filing of returns) including all deficiencies, assessments, additions to tax, penalties and interest of which notice has been received to the extent such amounts have become due. The HCA Corporations have obtained all required Forms W-9. Complete and correct copies of the HCA Corporations' federal and California income tax returns for 1993, 1994, and 1995 have been delivered by the Shareholders to HealthCare. All tax liabilities have been fully and properly reflected in the Financial Statements. The income tax returns of the HCA Corporations have not been examined by the Internal Revenue Service. There are no outstanding agreements or waivers extending the statutory period of limitation for any federal or state tax return of the HCA Corporations for any period. The HCA Corporations have made all required deductions and payments and has properly prepared and delivered all required documents in connection with the withholding of taxes from the wages and other compensation of its employees. The HCA Corporations have filed all sales/use tax returns and have paid all such taxes for all states in which they have responsibility to do so. The HCA Corporations have obtained and maintain, to the extent required by law, a current sales and use tax exemption certificate for each customer to which it makes tax-exempt sales.

         3.17 KEY EMPLOYEES; BANK; ETC. Set forth in SCHEDULE 3.17 of the Disclosure Schedule is a list showing:

                  (a) The names of all the HCA Corporations' officers and directors;

                  (b) The name of each bank at which the HCA  Corporations  have
         (i) an account and the numbers of all accounts, (ii) a line of credit, or (iii) a safe deposit box and the name of each person authorized to draw thereon or have access thereto; and

                  (c) The name of each person holding a power of attorney from the HCA Corporations and a summary of the terms thereof.

         3.18 RECORDS. The books of account of the HCA Corporations fairly reflect the items of income and expense and the assets, liabilities, and accruals of their businesses and operations. The minute books and stock transfer records of the HCA Corporations contain records which are complete and accurate in all material respects of all minutes, consents of shareholders and directors, all corporate actions, and all stock transfers of the HCA Corporations.

         3.19 ADVERSE CONDITIONS. There are no conditions known to any Shareholder with respect to the markets, products, facilities, or personnel of the HCA Corporations which might materially adversely affect its business or prospects other than such conditions as may affect the industry in which the HCA Corporations participates as a whole.

         3.20 DISCLOSURE. No representation or warranty by the Shareholders in this Agreement, nor any statement, certificate, schedule or exhibit hereto furnished or to be furnished by or on behalf of the Shareholders pursuant to this Agreement, nor any document or certificate delivered to HealthCare pursuant to this Agreement or in connection with transactions contemplated hereby, contains or shall contain any untrue statement of material fact or omits or shall omit a material fact necessary to make the statements contained therein not misleading.

4.       REPRESENTATIONS AND WARRANTIES OF HEALTHCARE

         HealthCare represents and warrants to the Shareholders as follows:

         4.1      CORPORATE.

                  4.1(a)   ORGANIZATION.   HealthCare  is  a  corporation   duly
         organized and validly existing under the laws of the Province of Alberta, Canada.

                  4.1(b) CORPORATE POWER. HealthCare has all requisite corporate power and authority to own, operate and lease its properties, to carry on its business as and where such is now being conducted, to enter into this Agreement and the other documents and instruments to be executed and delivered by HealthCare pursuant hereto and to carry out the transactions contemplated hereby and thereby.

                  4.1(c) QUALIFICATION. HealthCare is duly licensed or qualified to do business as a foreign corporation, and is in good standing, in each jurisdiction wherein the character of the properties owned or leased by it, or the nature of its business, makes such licensing or qualification necessary.

         4.2 CAPITALIZATION. The authorized and issued capital stock of HealthCare is set forth in the Prospectus referred to in 6.2(a)(ii) as of the date thereof. All of the issued and outstanding shares have been validly issued and are fully paid and nonassessable. The HealthCare Shares to be issued to the Shareholders pursuant to this Agreement will, upon issuance, be validly issued, fully paid, and nonassessable and free and clear of any lien.

         4.3 AUTHORITY. The execution and delivery of this Agreement and the other documents and instruments to be executed and delivered by HealthCare pursuant hereto and the consummation of the transactions contemplated hereby and thereby have been duly authorized by the board of directors of HealthCare. This Agreement constitutes, and when executed and delivered, the other documents and instruments to be executed and delivered by HealthCare pursuant hereto will constitute, valid and binding agreements of HealthCare, enforceable in accordance with their respective terms.

         4.4 NO VIOLATION. Neither the execution and delivery of this Agreement or the other documents and instruments to be executed and delivered by HealthCare pursuant hereto, nor the consummation by HealthCare of the transactions contemplated hereby and thereby (a) will violate any statute or law or any rule, regulation, order, writ, injunction or decree of any court or governmental authority, (b) will require any authorization, consent, approval, exemption or other action by or notice to any court, administrative or governmental agency, instrumentality, commission, authority, board or body (except the Alberta Stock Exchange), or (c) will violate or conflict with, or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or will result in the termination of, or accelerate the performance required by, or result in the creation of any material Lien upon any of the assets of HealthCare under, any term or provision of the Articles of Incorporation or By-laws of HealthCare or of any material contract, commitment, understanding, arrangement, agreement or restriction of any kind or character to which HealthCare is a party or by which HealthCare or any of its assets or properties may be bound or affected.

         4.5      WARRANTIES RELATED TO TAX FREE REORGANIZATION.

                  (a) HealthCare controls Newco within the meaning of Section 368(c) of the Code;

                  (b) HealthCare has no plan or intention to reacquire any of its stock issued in the transaction, except as provided in Sections 1.6 and 6.9 hereof;

                  (c) HealthCare has no plan or intention to liquidate Newco; to merge Newco with and into another corporation; to sell or otherwise dispose of the stock of Newco; or to cause Newco to sell or otherwise dispose of any of the assets of the HCA Corporations acquired in the transaction except for dispositions made in the ordinary course of business or transfers described in
         Section 368(a)(2)(C) of the Code;

                  (d) Neither HealthCare nor Newco is an investment company as defined in Section 368(a)(2)(F)(iii) and (iv) of the Code;

                  (e) The HealthCare Shares issued in exchange for the stock of the HCA Corporations hereunder, including all Retained Shares, constitutes less than 50 percent of both the voting power and the value of all HealthCare stock that will be outstanding immediately following the transaction; and

                  (f) HealthCare has been engaged in the active conduct of a trade or business that is substantial in comparison to each of the businesses of the HCA Corporations for the entire 36 month period immediately preceding the Effective Time.

         4.6 DISCLOSURE. To HealthCare's knowledge, no representation or warranty by HealthCare in this Agreement nor any statement, certificate, schedule or exhibit hereto furnished or to be furnished by or on behalf of HealthCare pursuant to this Agreement, nor any document or certificate delivered to HealthCare pursuant to this Agreement or in connection with transactions contemplated hereby, contains or shall contain any untrue statement of material fact or omits or shall omit a material fact necessary to make the statements contained therein not misleading.

5.       COVENANTS OF SHAREHOLDERS

         5.1 NONCOMPETITION; CONFIDENTIALITY. As an inducement to HealthCare to execute this Agreement and complete the transactions contemplated hereby, and in order to preserve the goodwill associated with the businesses of the HCA Corporations being acquired pursuant to this Agreement, the Shareholders hereby covenant and agree to deliver to HealthCare at the Closing Noncompetition and Confidentiality Agreements in the form attached hereto as SCHEDULE 5.1.

         5.2 ACCESS TO INFORMATION AND RECORDS. The Shareholders agree that during the period prior to the Closing, HealthCare, its counsel, accountants and other representatives shall be provided (i) reasonable access during normal business hours to all of the properties, books, records, contracts and documents of the HCA Corporations for the purpose of such inspection, investigation and testing as HealthCare deems appropriate (and Shareholders shall furnish or cause to be furnished to HealthCare and its representatives all information with respect to the business and affairs of the HCA Corporations as HealthCare may reasonably request); (ii) reasonable access to employees and agents of the HCA Corporations for such meetings and communications as HealthCare reasonably desires; and (iii) with the prior consent of the HCA Corporations in each instance (which consent shall not be unreasonably withheld), access to vendors, customers, and others having business dealings with the HCA Corporations.

         5.3 CONDUCT OF BUSINESS PENDING THE CLOSING. The Shareholders agree that from the date hereof until the Closing, except as provided in Section 6 hereof or otherwise approved in writing by HealthCare:

                  5.3(a) NO CHANGES. The HCA Corporations will carry on their businesses diligently and in the same manner as heretofore and will not make or institute any changes in their methods of purchase, sale, management, accounting or operation.

                  5.3(b) MAINTAIN ORGANIZATION. The HCA Corporations will use their best efforts to maintain, preserve, renew and keep in force and effect the existence, rights and franchises of the HCA Corporations and to preserve the business organization of the HCA Corporations intact, to keep available to HealthCare the present officers and employees of the HCA Corporations, and to preserve for HealthCare their present relationships with suppliers and customers and others having business relationships with the HCA Corporations.

                  5.3(c) NO BREACH. The HCA Corporations will use their best efforts to avoid any act, or any omission to act, which may cause a breach of any material contract, commitment or obligation, or any breach of any representation, warranty, covenant or agreement made by the Shareholders.

                  5.3(d) NO MATERIAL CONTRACTS. No contract or commitment will be entered into, and no purchase of assets (tangible or intangible) will be made, by or on behalf of the HCA Corporations, except contracts, commitments, purchases or sales which are in the ordinary course of business and consistent with past practice.

                  5.3(e) NO CORPORATE CHANGES. The HCA Corporations shall not amend their Articles of Incorporation or Bylaws or make any changes in their authorized or issued capital stock.

                  5.3(f) MAINTENANCE OF INSURANCE. The HCA Corporations shall maintain all of their insurance in effect as of the date hereof or replace such insurance with comparable coverage and shall procure such additional insurance as shall be reasonably requested by HealthCare at HealthCare's expense.

                  5.3(g) MAINTENANCE OF PROPERTY. The HCA Corporations shall use, operate, maintain and repair all their assets and properties in a normal business manner consistent with the HCA Corporations' past practices.

                  5.3(h) INTERIM  FINANCIALS.  The HCA Corporations will provide
         HealthCare  with  interim  monthly   financial   statements  and  other
         management reports as and when they are available.

                  5.3(i) NO DIVIDENDS. The HCA Corporations shall not declare or pay any dividend (whether in cash, stock or property) or make any other distribution to the

         Shareholders, except for (i) the repayment of loans made by the Shareholders to the HCA Corporations and (ii) the distribution of a Dodge Caravan automobile to Carissa Bennett.

                  5.3(j) COMPENSATION. The HCA Corporations shall not increase the compensation or benefits of any of their employees nor make any other change in the terms of their employment.

         5.4 REIMBURSEMENT OF SICK AND VACATION PAY. In preparing the Closing Balance Sheets it has been agreed that no accrual shall be made for sick and vacation pay entitlements for employees of the HCA Corporations. In consideration of this exclusion, the Shareholders agree to reimburse Newco for any sick or vacation pay payments Newco is required to make to former employees of the HCA Corporations who become employees of Newco as of the Closing and whose employment terminates for any reason within the first six months following the Closing Date to the extent such payments relate to accruals of sick or vacation pay prior to the Closing Date.

         5.5 PRESERVATION OF TAX-FREE REORGANIZATION STATUS. The Shareholders consent and agree as follows:

                  (a) There is no plan or intention by the Shareholders to sell, exchange or otherwise dispose of a number of HealthCare Shares received in the Merger that would reduce the Shareholders' ownership of HealthCare Shares to a number of shares having a value, as of the date of the Merger, of less than 50 percent of the value of all of the formerly outstanding stock of the HCA Corporations as of the same date.

                  (b) Newco will acquire at least 90 percent of the fair market value of the net assets and at least 70 percent of the fair market value of the gross assets held by each of the HCA Corporations immediately prior to the Merger.

                  (c) The liabilities of the HCA Corporations assumed by Newco and the liabilities to which the transferred assets of the HCA Corporations are subject were incurred by the HCA Corporations in the ordinary course of its business.

                  (d) The HCA Corporations,  and the Shareholders will pay their
         respective   expenses,   if  any,   incurred  in  connection  with  the
         transaction.

                  (e) The HCA Corporations are not investment companies as defined in Section 368(a)(2)(F)(iii) and (iv) of the Code.

                  (f) The HCA Corporations are not under the jurisdiction of a court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code.

                  (g)  The  fair   market   value  of  the  assets  of  the  HCA
         Corporations transferred to Newco will equal or exceed the sum of the liabilities assumed by

         Newco, plus the amount of liabilities, if any, to which the transferred assets are subject.

6.       OTHER MATTERS

         6.1 EMPLOYMENT AGREEMENT. At the Closing, Newco and each of the Shareholders shall execute and deliver counterparts of Employment Agreements in the form attached hereto as SCHEDULES 6.1-A (GREGORY J. FRAZER); 6.1-B (CARISSA BENNETT); AND 6.1-C (JAMI TANIHANA).

         6.2      SECURITIES LAWS.

                  6.2(a) INVESTMENT REPRESENTATIONS. The Shareholders represent to HealthCare as follows:

                  (i) The HealthCare Shares are being acquired for their own accounts and for investment only, and not with a view to the distribution of all or any part of the HealthCare Shares, and the acquisition of the HealthCare Shares by the Shareholders and their continued holding thereof as may be required by law and the terms hereof are consistent with their respective financial positions.

                  (ii) The Shareholders have had access to complete information regarding the business and finances of HealthCare, have met and discussed the business and finances of HealthCare with its management employees to the extent they deem necessary, and have received, read, and understood the contents of the Healthcare Capital Corp. Preliminary Prospectus dated July __, 1996; draft dated July 12, 1996 (the "Prospectus").

                  6.2(b)  LIMITATIONS ON TRANSFER.  Except as expressly provided in this Agreement, the Shareholders shall not, directly or indirectly, offer or sell, pledge, transfer, or otherwise dispose of all or any portion of the HealthCare Shares, or solicit any offer to buy, purchase, or otherwise acquire or take a pledge of all or any portion of the HealthCare Shares, except (A) in the manner and to the extent described in (i) a registration statement in effect under the Securities Act of 1933 (the "Act") covering the HealthCare Shares and as to which a prospectus meeting the requirements of the Act is duly delivered or (ii) an opinion of counsel for the Shareholders, which opinion is in form and substance satisfactory to counsel for
         HealthCare, to the effect that such proposed offer, sale, pledge, transfer, or other disposition of HealthCare Shares may lawfully be made without such registration and delivery or (B) pursuant to trades made on the Alberta Stock Exchange ("ASE") after 90 days following the Closing Date pursuant to Rule 904 of Regulation S under the Act. The Shareholders acknowledge that they have consulted with counsel concerning the limited availability of exemptions from registration under the Act and they understand that they (i) may bear the economic risk of investment in the HealthCare Shares for an indefinite period of time because the HealthCare Shares have not been registered under the Act and, therefore, cannot be sold unless they are subsequently registered under the Act or an exemption from such registration, such as that contained in Rule 904 is available, (ii) HealthCare is not obligated to register the HealthCare Shares under the Act, (iii) that absent registration, the HealthCare Shares ordinarily may not be sold in the United States for at least two years after the Closing Date and then only in accordance with Rule 144 under the Act, and (iv) the HealthCare Shares may not be sold, transferred or otherwise disposed of in the province of Alberta, Canada, or traded through the facilities of the ASE for a period of 90 days following the Closing Date.

                  6.2(c) LEGENDS ON CERTIFICATES. Certificates representing the HealthCare Shares shall be endorsed with legends, (i) substantially in the form set forth in SCHEDULE 6.2(D)(I) hereto, and (ii) to the effect that the HealthCare Shares may not be traded in Canada for 90 days following the Closing Date. HealthCare need not recognize any person other than the Shareholders as having any interest in or to the HealthCare Shares unless the acquisition thereof shall have been made in compliance with Subsection 6.2(b) above. HealthCare may issue appropriate stop transfer instructions to the transfer agent for the HealthCare Shares to prevent transfers in violation of Subsection 6.2(b) hereof.

                  6.2(d) REMOVAL OF LEGENDS. (i) At any time while the HealthCare Shares are registered under the Act, HealthCare shall, upon written request, cause the certificates representing the HealthCare Shares to be reissued free of all legends and withdraw all stop transfer instructions. Upon the termination of any such registration, a Shareholder who owns HealthCare Shares represented by a certificate without such legends, shall, upon written request, promptly return such certificate to HealthCare for reissue for a certificate endorsed with the legends specified in, and otherwise subject to, the provisions of Subsection 6.2(c). Three years after the Closing Date, HealthCare's right to request the return of unlegended certificates for previously registered HealthCare Shares shall terminate and HealthCare shall, upon written request of the Shareholders, cause any certificates bearing one or more legends to be reissued free of such legends and withdraw all stop transfer instructions, provided that Rule 144(k) under the Act, or a comparable rule, is in effect in substantially its present form and the Shareholders furnish to HealthCare evidence satisfactory to HealthCare and its counsel that they meet the requirements of such rule.

                  (ii) HealthCare shall, upon written request, cause a certificate representing all or a portion of the HealthCare Shares to be reissued free of all legends and shall withdraw all stop transfer instructions upon the provision by a Shareholder of a declaration to The R-M Trust Company as transfer agent in substantially the form set forth in EXHIBIT 6.2(D)(II) hereto.

         6.3      REGISTRATION UNDERTAKING.

                  (a) HealthCare agrees that, if at any time from and after the Closing Date and before the second anniversary of such date, the board of directors of HealthCare shall authorize the filing of a registration statement under the Act to permit the trading of HealthCare Shares in the United States, HealthCare will (i) promptly notify the

         Shareholders that such registration statement will be filed and that the HealthCare Shares which are then held by the Shareholders will be included in such registration statement at their request, (ii) subject to the last sentence of this subsection (a), cause such registration statement to cover all HealthCare Shares which it has been so requested to include by the Shareholders, provided such request is delivered to HealthCare not later than 20 days after such notice is given to the Shareholders and specifies the number of HealthCare Shares to be included in the proposed registration, (iii) use reasonable efforts subject to market conditions to cause such registration statement to become effective and remain effective and current for such period as may be necessary to permit the underwriters to complete the distribution of the securities covered by the registration statement, if such offering is an underwritten offering, or, if not, for such period, not in excess of 90 days, as may be necessary for the Shareholders to effect a proposed sale or other distribution, and (iv) take all other action necessary under any federal or state law or regulation of any governmental authority (other than the state securities or blue sky laws) to permit the shares included in such registration statement to be sold or otherwise disposed of and will maintain such compliance with each such federal and state law and regulation of governmental authority for the period necessary for the underwriters or the Shareholders, as the case may be, to effect the proposed sale or other disposition. Notwithstanding the foregoing provisions, if the registration statement relates to an underwritten offering of HealthCare Shares and the managing underwriter shall inform in writing HealthCare and the Shareholders and any other holders of HealthCare Shares requesting such registration that the managing underwriter believes that the number of shares requested to be included in such registration would materially, adversely affect its ability to effect such offering, then HealthCare will include in such registration the number of HealthCare Shares which HealthCare is so advised can be sold in (or during the time of) such offering as follows: first, all shares proposed by HealthCare to be sold for its own account, and, second, such HealthCare Shares requested to be included in such registration, pro rata by the Shareholders and other holders of HealthCare Shares on the basis of the number of HealthCare Shares so proposed to be sold and so requested to be included; PROVIDED, HOWEVER, that HealthCare shall be obligated to register any HealthCare Shares so excluded from the registration statement pursuant to a registration statement filed 90 days after the effectiveness of such initial registration statement or such greater number of days as may be specified in "lock-up" agreements entered into with the managing underwriter.

                  (b) Whenever HealthCare is required pursuant to the provisions of this Section 6.3 to include HealthCare Shares in a registration statement, HealthCare shall (i) furnish each Shareholder and each underwriter of such HealthCare Shares with such copies of a prospectus, including the preliminary prospectus, conforming to the Act (and such other documents as each Shareholder and each such underwriter may reasonably request) in order to facilitate the sale or distribution of HealthCare Shares, (ii) use its best efforts to register or qualify such HealthCare Shares under the blue sky laws (to the extent applicable) of such jurisdiction or jurisdictions as the Shareholders and each underwriter of HealthCare Shares being sold shall reasonably request and (iii) take such other actions  as may be  reasonably  necessary  or  advisable  to enable the
         Shareholders and such underwriters to consummate the sale or distribution in such jurisdiction or jurisdictions in which such holders shall have reasonably requested that the HealthCare Shares be sold. Each Shareholder shall furnish to HealthCare in writing such information relating to themselves as HealthCare may reasonably request in connection with the preparation of such registration statement.

                  (c) HealthCare shall pay all expenses incurred in connection with any registration or other action pursuant to the provisions of this Section 6.3, other than underwriting discounts and applicable transfer taxes relating to the HealthCare Shares sold by Shareholders and attorney fees and expenses of the Shareholders.

                  (d)  HealthCare  agrees to  indemnify  and hold  harmless  the
         Shareholders from and against any and all losses, claims, damages, liabilities or actions, joint or several, to which the Shareholders may become subject under the Act for any legal or other expenses (including the cost of any investigation and preparation) incurred by them in connection with any litigation or threatened litigation, whether or not resulting in any liability, but only insofar as such losses, claims, damages, liabilities or actions arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any registration statement pursuant to which HealthCare Shares were registered under the Act (hereinafter called a "Registration Statement"), any preliminary prospectus, the final prospectus or any amendment or supplement thereto (or in any application or document filed in connection therewith) or any document filed by HealthCare in any jurisdiction in order to register or qualify the HealthCare Shares under the securities laws thereof or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (ii) the employment by HealthCare of any device, scheme or artifice to defraud, or the engaging by HealthCare in any act, practice or course of business which operates or would operate as a fraud or deceit, or any conspiracy with respect thereto, in which HealthCare shall participate, in connection with the issuance and sale of any of the HealthCare Shares; PROVIDED, HOWEVER that (i) the indemnity agreement contained in this Subsection (d) shall not extend to any Shareholder in respect of any such losses, claims, damages, liabilities or actions arising out of, or based upon any such untrue statement or alleged untrue statement, or any such omission or alleged omission, if such statement or omission was based upon and made in conformity with information furnished in writing to HealthCare by a Shareholder specifically for use in connection with the preparation of such Registration Statement, any final prospectus, any preliminary prospectus or any such amendment or supplement thereto (or in any application or document filed in connection therewith) or document filed in any jurisdiction in order to register or qualify the HealthCare Shares under the securities laws thereof. HealthCare agrees to pay any legal and other expenses for which it is liable under this Subsection (d) from time to time (but not more frequently than monthly) within 30 days after its receipt of a bill therefor.

                  (e) Each Shareholder, severally and not jointly, will indemnify and hold harmless HealthCare, its directors, its officers who shall have signed the Registration Statement and each person, if any, who controls HealthCare within the meaning of Section 15 of the Act to the same extent as the foregoing indemnity from HealthCare, but in each case to the extent, and only to the extent, that any statement in or omission from or alleged omission from such Registration Statement, any final prospectus, any preliminary prospectus or any amendment or supplement thereto (or in any application or document filed in connection therewith) or document filed in any jurisdiction in order to register or qualify the HealthCare Shares under the securities laws thereof was made in reliance upon information furnished in writing to HealthCare by such Shareholder specifically for use in connection with the preparation of the Registration Statement, any final prospectus or the preliminary prospectus or any such amendment or supplement thereto (or in any application or document filed in connection therewith) or document filed in any jurisdiction in order to register or qualify the HealthCare Shares under the securities laws thereof; PROVIDED, HOWEVER, that the obligation of any Shareholder to indemnify HealthCare under the provisions of this Subsection (e) shall be limited to the product of the number of HealthCare Shares being sold by the Shareholder and the market price of HealthCare Shares on the date of the sale to the public of these HealthCare Shares. Each Shareholder agrees to pay any legal and other expenses for which he or she is liable under this Subsection (e) from time to time (but not more frequently than monthly) within 30 days after receipt of a bill therefor.

                  (f) If any action is brought against a person entitled to indemnification pursuant to the foregoing Subsections (d) and (e) (an "indemnified party") in respect of which indemnity may be sought against a person granting indemnification (an "indemnifying party") pursuant to such Subsections (d) and (e), such indemnified party shall promptly notify such indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party of any such action shall not release the indemnifying party from any liability it, he or she may have to such indemnified party otherwise than on account of the indemnity agreement contained in Subsections (d) and (e) of this Section 6.3. In case any such action is brought against an indemnified party and it, he or she notifies an indemnifying party of the commencement thereof, the indemnifying party against which a claim is to be made will be entitled to participate therein at its, his or her own expense and, to the extent that it, he or she may wish, to assume at its, his or her own expense the defense thereof, with counsel reasonably satisfactory to such indemnified party; PROVIDED, HOWEVER, that (i) if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnifying party shall have reasonably concluded based upon advice of counsel that there may be legal defenses available to it, he or she and/or other indemnified parties which are different from or additional to those available to the indemnified party, the indemnified party shall have the right to select separate counsel to assume such legal defenses and otherwise to participate in the defense of such action on behalf of such indemnified party or parties and (ii) in any event, the indemnified party shall be entitled to have counsel chosen by such indemnified party participate in, but not conduct, the defense at the expense of the indemnifying party. Upon receipt of notice from the indemnifying party to such indemnified party of its, his or her election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 6.3 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed such counsel in connection with the assumption of legal defenses in accordance with proviso (i) to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel), (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party. An indemnifying party shall not be liable for any settlement of any action or proceeding effected without its written consent.

                  (g) In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in Subsections (d) and (e) of this Section 6.3 is unavailable to an indemnified party in accordance with its terms, HealthCare and the Shareholders shall contribute to the aggregate losses, claims, damages and liabilities, of the nature contemplated by said indemnity agreement, incurred by HealthCare and the Shareholders, in such proportions as are appropriate to reflect the relative benefits received by HealthCare and the Shareholders from any offering of the HealthCare Shares; PROVIDED, HOWEVER, that if such allocation is not permitted by applicable law or if the indemnified party failed to give the notice required under Subsection (f) of this Section 6.3, then the relative fault of HealthCare and the Shareholders in connection with the statements or omissions which resulted in such losses, claims, damages and liabilities and other relevant equitable considerations will be considered together with such relative benefits.

                  (h) The respective indemnity and contribution agreements by HealthCare and the Shareholders in Subsections (d), (e), (f) and (g) of this Section 6.3 shall remain operative and in full force and effect regardless of (i) any investigation made by any Shareholder or by HealthCare or any controlling person of HealthCare or any director or any officer of HealthCare, (ii) payment for any of the HealthCare Shares or (iii) any termination of this

         Agreement, and shall survive the delivery of the HealthCare Shares, and any successor of HealthCare, or of any Shareholder, or of any person who controls HealthCare, as the case may be, shall be entitled to the benefit of such respective indemnity and contribution agreements. The respective indemnity and contribution agreements by HealthCare and the Shareholders contained in Subsections (d), (e), (f) and (g) of this
         Section 6.3 shall be in addition to any liability which HealthCare and the Shareholders may otherwise have.

                  (i) If, after the date hereof, HealthCare issues unregistered HealthCare Shares and provides to the recipient registration rights which are more favorable than those afforded to the Shareholders in this Section 6.3, the Shareholders shall without further action be entitled to the benefit of such more favorable registration provision.

         6.4 NASDAQ LISTING. HealthCare intends to apply for and shall use its best efforts to obtain not later than six months after the Closing Date quotation of HealthCare Shares on the National Market System tier of The Nasdaq Stock Market.

         6.5 DISCLOSURE SCHEDULE. The "Disclosure Schedule" has been compiled in a bound volume executed by the Shareholders and dated and delivered on the date of this Agreement. The Disclosure Schedule includes a table of contents or index of all the information and documents contained therein.

         6.6 RELEASE OF SHAREHOLDERS. The Shareholders have provided personal guarantees or have otherwise become individually liable with respect to certain leases, line of credit agreements, purchase agreements with manufacturers, or other agreements for the benefit for the HCA Corporations, including, without limitation, those described on SCHEDULE 6.4 of the Disclosure Schedule. After the Closing Date, HealthCare will use its best efforts to obtain the release of the Shareholders from all such personal liabilities. To the extent that any such release cannot be obtained, HealthCare will indemnify and hold the Shareholders harmless with respect to any loss, cost, or expense Shareholders may incur as a result of not being released.

         6.7 SHAREHOLDER LOANS. As of the date hereof, the HCA Corporations are indebted to the Shareholders as set forth on SCHEDULE 6.5 of the Disclosure Schedule. Notwithstanding any other provision of this Agreement, the Shareholders shall have the option to (i) contribute such indebtedness to the capital of the HCA Corporations on or prior to the Closing Date, or (ii) cause the HCA Corporations to repay such indebtedness to the extent the HCA
Corporations   have  funds  available  for  such  purpose.   In  the  event  any
indebtedness of the HCA Corporations to the Shareholders remains unpaid following the Closing Date, HealthCare shall cause Newco to repay such indebtedness in full within 45 days of the Closing Date.

         6.8      COVENANTS OF HEALTHCARE.

                  (a) Following the Merger, Newco will not issue additional shares of its stock that would result in HealthCare losing control of Newco within the meaning of Section 368(c) of the Code.

                  (b) Following the Merger, Newco will continue the historic business of each of the HCA Corporations or use a significant portion of each of the HCA Corporations' business assets in a business.

                  (c) HealthCare will comply, and will cause Newco to comply, with the reporting requirements set forth in ss. 1.367(a)-3T(c)(4) of the U.S. Treasury Regulations following consummation of the Merger.

                  (d) HealthCare and Newco will treat the Merger as tax-free reorganizations of the HCA Corporations for U.S. tax purposes on all tax returns filed by them in the United States, and neither HealthCare nor Newco will take any action inconsistent with such treatment of the Merger, or which would cause the Merger to fail to qualify as tax-free reorganizations.

         6.9 REDEMPTION OF HEALTHCARE SHARES. As of the last business day of each calendar quarter for the 20 calendar quarters immediately following the Closing Date, the Shareholders shall have a right to tender to HealthCare, in the numbers set forth below, HealthCare Shares they own, in which event HealthCare shall redeem from the Shareholders and pay for within 20 business days of the end of the applicable quarter the number of shares tendered at $1.67 (U. S.) per HealthCare Share. The number of HealthCare Shares which each Shareholder shall be entitled to tender for redemption as of the end of each calendar quarter is as follows:

         SHAREHOLDER                                            NUMBER OF SHARES

         Gregory J. Frazer                                           1,800
         Carissa Bennett                                             6,600
         Jami Tanihana                                               6,600

The Shareholders' rights to tender HealthCare Shares shall be noncumulative and to the extent not exercised as of the end of any calendar quarter shall expire and thereafter be of no further force and effect.

7.       CONDITIONS PRECEDENT TO HEALTHCARE'S OBLIGATIONS

         Each and every obligation of HealthCare to be performed at Closing shall be subject to the satisfaction prior to or at the Closing (or the waiver by HealthCare) of each of the following conditions:

         7.1 REPRESENTATIONS AND WARRANTIES TRUE CLOSING. Each of the representations and warranties made by the Shareholders in this Agreement, or in any instrument, schedule, list, certificate or writing delivered by Shareholders pursuant to this Agreement, shall be true and correct when made and shall be true and correct in all material respects at and as of the Closing as though such representations and warranties were made as of the Closing.

         7.2 COMPLIANCE WITH AGREEMENT. The Shareholders shall have in all material respects performed and complied with all of their agreements and obligations under this Agreement which are to be performed or complied with by them prior to or on the Closing, including the delivery of the closing documents specified in Section 2.2(b) hereof.

         7.3 ABSENCE OF SUIT. No action, suit, investigation or proceeding before any court or any governmental authority shall have been commenced or threatened, against HealthCare, the HCA Corporations or any of the affiliates, officers or directors of any of them, seeking to restrain, prevent or change the transactions contemplated hereby, or questioning the validity or legality of any such transactions, or seeking damages in connection with, or imposing any condition on, any such transactions; provided that the obligations of HealthCare shall not be affected unless there is a reasonable likelihood that as a result of such action, suit, investigation, or proceeding HealthCare will be unable to retain substantially all the practical benefits of the transaction to which it is entitled under this Agreement.

         7.4 RELATED TRANSACTIONS. HealthCare shall have entered into arrangements satisfactory to HealthCare in its sole discretion, pursuant to which HealthCare will acquire part of or all the shares of the corporations operating under the name "Hearing Care Associates" which are listed on SCHEDULE
7.4 of the Disclosure Schedule.

         7.5 ALBERTA STOCK EXCHANGE. The issuance of the HealthCare Shares to the Shareholders shall have been approved by the ASE.

         7.6 SANTA CLARITA. Prior to Closing, Northridge shall have delivered to Jennifer Burstein its note in the amount of $236,550 payable 30 days after the Closing Date to satisfy her claim against the corporation with respect to the Santa Clarita clinic, and Northridge shall have received a release of claims and noncompetition agreement from Burstein in form reasonably satisfactory to HealthCare and its counsel.

         7.7 AGREEMENTS WITH SHAREHOLDERS. The Shareholders shall have executed and delivered to HealthCare the noncompetition and confidentiality agreements provided for in Section 5.1 hereof and the employment agreements provided for in
Section 6.1 hereof.

8.       CONDITIONS PRECEDENT TO THE SHAREHOLDERS' OBLIGATIONS

         Each and every obligation of the Shareholders to be performed at Closing shall be subject to the satisfaction prior to or at the Closing (or the waiver by the Shareholders) of the following conditions:

         8.1 REPRESENTATIONS AND WARRANTIES TRUE AT CLOSING. Each of the representations and warranties made by HealthCare in this Agreement, or in any instrument, list, certificate or writing delivered by HealthCare pursuant to this Agreement, shall be true and correct when made and shall be true and correct at and as of the Closing Date as though such representations and warranties were made as of the Closing.

         8.2 COMPLIANCE WITH AGREEMENT. HealthCare shall have in all material respects performed and complied with all of HealthCare's agreements and obligations under this Agreement which are to be performed or complied with by HealthCare prior to or on the Closing, including the delivery of the closing documents specified in Section 2.2(a) hereof.

         8.3 ABSENCE OF SUIT. No action, suit, investigation, or proceeding before any court or any governmental authority shall have been commenced or threatened against HealthCare, the HCA Corporations or any of the affiliates, officers or directors of any of them, seeking to restrain, prevent or change the transactions contemplated hereby, or questioning the validity or legality of any such transactions, or seeking damages in connection with, or imposing any condition on, any such transactions; provided that the obligations of the Shareholders shall not be affected unless there is a reasonable likelihood that as a result of such action, suit, proceeding or investigation, the Shareholders will be unable to retain substantially all the consideration to which they are entitled under this Agreement.

         8.4 OPINION OF COUNSEL. The Shareholders shall have received an opinion of HealthCare's counsel, Ballem MacInnes, substantially in the form of SCHEDULE
8.4 attached hereto.

         8.5 RELATED TRANSACTIONS. The Shareholders shall have entered into arrangements satisfactory to the Shareholders in their sole discretion pursuant to which HealthCare will acquire part of or all the shares of the corporations operating under the name "Hearing Care Associates" which are listed on SCHEDULE
7.4 of the Disclosure Schedule.

         8.6 SHARE PRICE. The Shares as traded on The Alberta Stock Exchange shall not have traded for any three consecutive trading days between the date hereof and the Closing Date at a price of less than $1.40 (Canadian) or less.

                  8.7 EMPLOYMENT AGREEMENTS. Newco shall have executed and delivered the employment agreements with the Shareholders provided for in Section 6.1 hereof.

         8.8 ASE PERFORMANCE ESCROW. Terms of any performance escrow required by the ASE with respect to HealthCare's shares issued to the Shareholders hereunder shall be reasonably satisfactory to the Shareholders.

9.       INDEMNIFICATION; SURVIVAL OF REPRESENTATIONS

         9.1 INDEMNIFICATION BY THE SHAREHOLDERS. The Shareholders hereby agree to indemnify, defend, and hold HealthCare harmless from and against all Claims (as defined below) asserted against, resulting to, imposed upon, or incurred by HealthCare directly or indirectly by reason of, arising out of, or resulting from (a) the inaccuracy or breach of any representation or warranty of the Shareholders contained in or made pursuant to this Agreement, or (b) the breach of any covenant of the Shareholders contained in this Agreement. As used in this Section 9.1, the term "Claim" shall include all losses, damages, judgments, awards, settlements, costs, and expenses (including without limitation penalties, court costs, and attorneys fees and expenses at trial and on appeal) awarded by the arbitrator or arbitrators pursuant to Section 13.1 hereof.

         9.2 INDEMNIFICATION BY HEALTHCARE. HealthCare hereby agrees to indemnify, defend, and hold harmless the Shareholders from and against all Claims (as defined in Section 10.1) asserted against, resulting to, imposed upon, or incurred by the Shareholders directly or indirectly by reason of, arising out of, or resulting from (a) the inaccuracy or breach of any representation or warranty of HealthCare contained in or made pursuant to this Agreement, or (b) the breach of any covenant of HealthCare contained in this Agreement, including without limitation Section 6.6 hereof.

         9.3 NOTICE; DEFENSE OF CLAIMS. If a claim is to be made by a party entitled to indemnification hereunder, the party entitled to such indemnification shall give written notice to the indemnifying party immediately after the party entitled to indemnification becomes aware of any fact, condition or event which may give rise to a matter for which indemnification may be sought; provided that the failure of any indemnified party to give timely notice shall not affect the rights to indemnification hereunder except to the extent that the indemnifying party demonstrates actual damage caused by such failure. If any lawsuit or enforcement action is filed against any party entitled to the benefit of indemnity hereunder, and if the indemnifying party shall acknowledge in writing to the indemnified party that the indemnifying party shall be obligated under the terms of its indemnity hereunder in connection with such lawsuit, action or claim, then the indemnifying party shall be entitled, if it so elects, to take control of the defense and investigation of such lawsuit or action and to employ and engage attorneys of its own choice to handle and defend the same, at the indemnifying party's cost, risk and expense provided that the indemnifying party and its counsel shall proceed with diligence and in good faith with respect thereto. The indemnified party shall cooperate in all reasonable respects with the indemnifying party and such attorneys in the investigation, trial and defense of such lawsuit or action and any appeal arising therefrom; provided, however, that the indemnified party may, at its own cost, participate in the investigation, trial and defense of such lawsuit or action and any appeal arising therefrom.

         9.4 SURVIVAL OF REPRESENTATIONS. All representations and warranties made by the parties in this Agreement are made only as of the date of this Agreement but will survive the consummation of the transactions contemplated by this Agreement for a period ending 90 days after the second fiscal year end (July 31) of Newco which occurs after the Closing Date (except for the representations and warranties of the Shareholders set forth in Section 3.16 hereof which shall expire 90 days after the applicable statutes of limitation shall have run with respect to all tax returns filed by the HCA Corporations for all periods ended on or before the Closing Date) after which all such representations and warranties shall expire except with respect to claims asserted in writing prior to such date. Notwithstanding the foregoing,
HealthCare's representations and warranties set forth in Section 4.2 hereof shall survive indefinitely.

10.      TERMINATION

         10.1 RIGHT OF TERMINATION WITHOUT BREACH. This Agreement may be terminated without further liability of any party at any time prior to the
Closing:

                  (a)  By mutual written agreement of the parties, or

                  (b) By either HealthCare or the Shareholders if the Closing shall not have occurred on or before December 31, 1996, provided the terminating party has not, through breach of a representation, warranty or covenant, prevented the Closing from occurring on or before such date.

         10.2     TERMINATION FOR BREACH.

                  10.2(a) TERMINATION BY HEALTHCARE. If there has been a material breach by the Shareholders of any of their agreements, representations or warranties contained in this Agreement which has not been waived in writing by HealthCare, then HealthCare may, by written notice to Shareholders at any time prior to the Closing that such breach is continuing, terminate this Agreement with the effect set forth in Section 10.2(c) hereof.

                  10.2(b) TERMINATION BY SHAREHOLDERS. If there has been a material breach by HealthCare of any of its agreements, representations or warranties contained in this Agreement which has not been waived in writing by the Shareholders, then the Shareholders may, by written notice to HealthCare at any time prior to the Closing that such breach is continuing, terminate this Agreement with the effect set forth in
         Section 10.2(c).

                  10.2(c) EFFECT OF TERMINATION. Termination of this Agreement pursuant to this Section 10.2 shall not in any way terminate, limit or restrict the rights and remedies of any party hereto against any other party which has breached or failed to perform any of the representations, warranties, covenants, or agreements of this Agreement prior to termination hereof.

11.      DISCLOSURES AND ANNOUNCEMENTS

         Both the timing and the content of all disclosures to third parties and public announcements concerning the transactions provided for in this Agreement by either Shareholders or HealthCare shall be subject to the approval of the other in all essential respects, except that the Shareholders' approval shall not be required as to any announcements or filings HealthCare may be required to make under applicable laws or regulations.

12.      ASSIGNMENT; PARTIES IN INTEREST

         12.1 ASSIGNMENT. Except as expressly provided herein, the rights and obligations of a party hereunder may not be assigned, transferred or encumbered without the prior written consent of the other parties.

         12.2 PARTIES IN INTEREST. This Agreement shall be binding upon, inure to the benefit of, and be enforceable by the respective heirs, successors and permitted assigns of the parties hereto. Nothing contained herein shall be deemed to confer upon any other person any right or remedy under or by reason of this Agreement.

13.      RESOLUTION OF DISPUTES

         13.1 ARBITRATION. Any dispute, controversy or claim arising out of or relating to this Agreement or the performance by the parties of its terms shall be settled by binding arbitration held in Los Angeles, California, in accordance with the Commercial Arbitration Rules of the American Arbitration Association then in effect, except as specifically otherwise provided in this Section 13. Notwithstanding the foregoing, HealthCare, in its discretion, apply to a court of competent jurisdiction for equitable relief from any violation or threatened violation of the covenants of the Shareholders under Section 5.1 of this Agreement.

         13.2 ARBITRATORS. If the matter in controversy (exclusive of attorney fees and expenses) shall appear, as at the time of the demand for arbitration, to exceed $50,000, then the panel to be appointed shall consist of three neutral arbitrators; otherwise, one neutral arbitrator.

         13.3 PROCEDURES; NO APPEAL. The arbitrator(s) shall allow such discovery as the arbitrator(s) determine appropriate under the circumstances and shall resolve the dispute as expeditiously as practicable, and if reasonably practicable, within 120 days after the selection of the arbitrator(s). The arbitrator(s) shall give the parties written notice of the decision, with the reasons therefor set out, and shall have thirty (30) days thereafter to reconsider and modify such decision if any party so requests within ten (10) days after the decision. Thereafter, the decision of the arbitrator(s) shall be final, binding, and nonappealable with respect to all persons, including (without limitation) persons who have failed or refused to participate in the arbitration process.

         13.4 AUTHORITY. The arbitrator(s) shall have authority to award relief under legal or equitable principles, including interim or preliminary relief, and to allocate responsibility for the costs of the arbitration and to award recovery of attorney fees and expenses in such manner as is determined to be appropriate by the arbitrator(s).

         13.5 ENTRY OF JUDGMENT. Judgment upon the award rendered by the arbitrator(s) may be entered in any court having in personam and subject matter jurisdiction. The Shareholders and HealthCare hereby submit to the in personam jurisdiction of the federal and state courts in California for the purpose of confirming any such award and entering judgment thereon.

         13.6 CONFIDENTIALITY. All proceedings under this Section 13, and all evidence given or discovered pursuant hereto, shall be maintained in confidence by all parties.

         13.7 CONTINUED PERFORMANCE. The fact that the dispute resolution procedures specified in this Section 13 shall have been or may be invoked shall not excuse any party from performing its obligations under this Agreement, and during the pendency of any such procedure all parties shall continue to perform their respective obligations in good faith, subject to any rights to terminate this Agreement that may be available to any party.

14.      LAW GOVERNING AGREEMENT

         This Agreement may not be modified or terminated orally, and shall be construed and interpreted according to the internal law of the state of California, excluding any choice of law rules that may direct the application of the laws of another jurisdiction.

15.      AMENDMENT AND MODIFICATION

         HealthCare and the Shareholders may amend, modify and supplement this Agreement in such manner as may be agreed upon by them in writing.

16.      NOTICE

         All notices, requests, demands and other communications hereunder shall be given in writing and shall be: (a) personally delivered; (b) sent by telecopier, facsimile transmission or other electronic means of transmitting written documents; or (c) sent to the parties at their respective addresses indicated herein by private overnight courier service. The respective addresses and telephone numbers to be used for all such notices, demands or requests are as follows:

   If to HealthCare:                 HealthCare Capital Corp.
                                     111 S.W. Fifth Avenue, Suite 2390
                                     Portland, Oregon  97204
                                     Attn:  President, Personal & Confidential

   with a copy to:                   G. Todd Norvell
                                     Miller, Nash, Wiener, Hager & Carlsen
                                     111 S.W. Fifth Avenue, Suite 3500
                                     Portland, Oregon 97204
                                     Facsimile: (503) 224-0155

   If to the Shareholders:

                                            Gregory J. Frazer
                                            1477 Dwight Drive
                                            Glendale, California  91207

                                            Carissa Bennett
                                            1477 Dwight Drive
                                            Glendale, California  91207

                                            Jami Tanihana
                                            16748 Tribune Street
                                            Granada Hills, California 91344

  with a copy to:                           Mr. Quin Frazer
                                            Gardner, Carton & Douglas
                                            321 N. Clark St., Ste. 3400
                                            Chicago, Illinois  60610

         If personally delivered, such communication shall be deemed delivered upon actual receipt; if electronically transmitted, such communication shall be deemed delivered the next business day after transmission (and the sender shall bear the burden of proof of delivery); if sent by overnight courier pursuant to this paragraph, such communication shall be deemed delivered upon receipt. Any party to this Agreement may change its address for the purposes of this Agreement by giving notice thereof in accordance with this section.

17.      EXPENSES

         Regardless of whether or not the transactions contemplated hereby are consummated:

         17.1 BROKERAGE. The Shareholders and HealthCare each represent and warrant to the other that there is no broker involved or in any way connected with the transaction provided for herein. HealthCare agrees to hold the Shareholders harmless from and against all claims for brokerage commissions or finder's fees incurred through any act of HealthCare in connection with the execution of this Agreement or the transactions provided for herein. The Shareholders agree to hold HealthCare harmless from and against all claims for brokerage commissions or finder's fees incurred through any act of the Shareholders in connection with the execution of this Agreement or the transactions provided for herein.

         17.2 EXPENSES TO BE PAID BY THE SHAREHOLDERS. The Shareholders shall pay all their fees and expenses for legal, accounting, and other professional services in connection with the transactions contemplated hereby.

18.      ENTIRE AGREEMENT

         This instrument embodies the entire agreement between the parties hereto with respect to the transactions contemplated herein, and there have been and are no agreements, representations or warranties between the parties other than those set forth or provided for herein.

19.      SHAREHOLDER ACTION

         Whenever in this Agreement the Shareholders are given the discretion to take or not to take any action, the decision of the Shareholders shall be made pursuant to the per capita majority vote of the Shareholders.

20.      COUNTERPARTS

         This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

21.      HEADINGS

         The headings in this Agreement are inserted for convenience only and shall not constitute a part hereof.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first above written.

SHAREHOLDERS:                               HEALTHCARE CAPITAL CORP.


/S/ GREGORY J. FRAZER                       By: /s/ Brandon M. Dawson
Gregory J. Frazer                              President


/S/ CARISSA BENNETT
Carissa Bennett


/S/ JAMI TANIHANA
Jami Tanihana

HCA CORPORATIONS:

HEARING CARE ASSOCIATES - GLENDALE, INC.


By /s/ Gregory J. Frazer
   President


HEARING CARE ASSOCIATES - GLENDORA, INC.


By /s/ Gregory J. Frazer
   President


HEARING CARE ASSOCIATES - NORTHRIDGE, INC.


By /s/ Gregory J. Frazer
   President

                                           SCHEDULES TO MERGER AGREEMENT


Schedule 1.1                    Agreement and Plan of Merger

Schedule 1.6(e)                 Accounts Receivable

Schedule 3.11(a)                Real and Personal Property Leases

Schedule 3.11(b)                Purchase Commitments

Schedule 3.11(c)                Sales Commitments

Schedule 3.11(i)                Other Material Contracts

Schedule 3.12                   Employee Benefit Plans

Schedule 3.13                   Employment Compensation

Schedule 3.14                   Patents, Trademarks, etc.

Schedule 3.15                   Product Warranty and Product Liability

Schedule 3.17                   Key Employees; Bank; Etc.

Schedule 5.1                    Noncompetition; Confidentiality

Schedule 6.1-A                  Employment Agreement-Gregory J. Frazer

Schedule 6.1-B                  Employment Agreement-Carissa Bennett

Schedule 6.1-C                  Employment Agreement-Jami Tanihana

Schedule 6.4                    Personal Liabilities

Schedule 7.6                    Related Transactions

Schedule 8.4                    Opinion of Counsel